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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  July 25, 1997



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
            (Exact name of registrant as specified in its charter)


           Delaware                     1-11758               36-3145972
(State or other jurisdiction of      (Commission File    (I.R.S. Employer
 incorporation or organization)       Number)            Identification Number)

                    1585 Broadway, New York, New York 10036
          (Address of principal executive offices including zip code)

      Registrant's telephone number, including area code: (212) 761-4000

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ITEM 5.  OTHER EVENTS

On May 31, 1997, Morgan Stanley Group Inc. merged with and into Dean Witter, Discover and Co. ("Dean Witter Discover"). At that time Dean Witter Discover changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co.("MSDWD"). The merger was treated as a tax free exchange and qualified for the pooling of interests method of accounting.

Accounting Series Release 135, as interpreted by Staff Accounting Bulletin 65, requires that no affiliate of either combining company may reduce its risk relating to its common shareholder position during a period ending when financial results including at least 30 days of post-merger combined operations have been published. This Form 8-K is filed for the purpose of publishing combined operating results to satisfy this requirement.

In the opinion of the management of MSDWD, the unaudited results for the one month ended June 30, 1997 include all ordinary and recurring adjustments necessary to present fairly the results of operations for the one month ended June 30, 1997. The operating results have been prepared and published only for purposes of complying with pooling accounting requirements and are not necessarily indicative of the results that may be expected for the three and nine month periods ending August 31, 1997 or for the fiscal year ending November 30, 1997.

                  Morgan Stanley, Dean Witter, Discover & Co.

                     Month Ended June 30, 1997 (unaudited)

                             (Dollars in millions)

Net Revenues   $1,362
Net Income     $  212
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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    MORGAN  STANLEY, DEAN
                                    WITTER, DISCOVER & CO.

                                    Registrant


                                    /s/ Eileen K. Murray
                                    -------------------
                                    Eileen K. Murray
                                    Controller and Principal Accounting
                                    Officer



Date:  July 25, 1997